Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference of our report dated March 14, 2003, relating to the financial statements of Vision Bancshares, Inc., in the Form 10-KSB for the year ended December 31, 2002.

/s/ Morrison & Smith, LLP
Morrison & Smith, LLP

Date:    March 25, 2003